EXHIBIT 10.30

Amendment No. 2 to

Executive Nonqualified

Deferred Compensation Plan

This is Amendment No. 2 to the Stock Yards Bank & Trust Company Executive Nonqualified Deferred Compensation Plan, (the "Plan") as last amended and restated in 2009 by Stock Yards Bank & Trust Company and Stock Yards Bancorp, Inc. (together referred to herein as the "Company"), and shall be effective as of the date it is executed below.

Recitals

A.	The Company maintains the Plan and, pursuant to Section 13.2 of the Plan, has reserved the right to amend it.

B.

The Company wishes to allow the Company to provide for a specific time and form of payment for selected Participants who receive an Employer Credit (rather than such amounts being subject to Participant election as to time and form of payment as is allowed for other portions of their Deferred Compensation Account).

Amendments

Now, therefore, the Plan is hereby amended as follows:

1.	A new Section 6.10 is hereby added to the Plan to read in its entirety as follows:

6.10          Employer Credits Subject to Different Time and Form of Payment. Notwithstanding anything in Sections 5 or 6 to the contrary, if an Employer Contribution Agreement as contemplated by Section 4.2 includes a specific time and form of payment with respect to some or all of a Participant’s Employer Credits provided for therein, the time of payment shall be as provided in the Employer contribution Agreement and not as provided in Section 5 and that Participant’s elections as to time and form of payment, and any changes thereto, that are otherwise allowed by this Plan shall not apply to such Employer Credits or the investment return credited thereon (“Fixed Payment Employer Credits”). Fixed Payment Employer Credits shall be accounted for separately hereunder and paid only as and when provided in said Employer Contribution Agreement.

In witness whereof, a duly authorized officer of each Company has executed this Amendment No. 2 to the Stock Yards Bank & Trust Company Executive Nonqualified Deferred Compensation Plan as of the date set forth below.

Stock Yards Bank & Trust Company		Stock Yards Bancorp, Inc.

By:	/s/ James A. Hillebrand	By:	/s/ James A. Hillebrand

Name:	James A. Hillebrand	Name:	James A. Hillebrand

Title:	Chairman and Chief Executive Officer	Title:	Chairman and Chief Executive Officer

Date:	February 21, 2022	Date:	February 21, 2022